UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2013

THE COAST DISTRIBUTION SYSTEM, INC.

Exact name of registrant as specified in its charter)

Delaware	1-9511	94-2490990
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Woodview Avenue, Morgan Hill, California		95037
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (408) 782-6686

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Company’s 2013 Annual Meeting of Stockholders was held on August 27, 2013. The matters voted on by stockholders at that Meeting consisted of (i) the election of two Class I Directors to the Company’s Board of Directors to serve for a term of three years and until their successors are elected (Proposal No. 1); (ii) ratification of the appointment of Burr Pilger Mayer Inc. as the Company’s independent registered public accountants for the fiscal year ending December 31, 2013 (Proposal No. 2); (iii) the approval, by non-binding advisory vote, of the compensation paid by the Company to its named executive officers in the year ended December 31, 2012 (Proposal No. 3); and (iv) the recommendation as to whether future advisory votes on executive compensation should be held annually, once every two years or once every three years (Proposal No. 4).

Election of Directors (“Proposal No. 1”). The Board of Directors of the Company nominated Robert S. Throop and Leonard P. Danna for election to the Board of Directors as the Company’s Class I Directors. Messrs. Throop and Danna were the only candidates nominated for election as Class I Directors at the Annual Meeting. Accordingly, the election of Directors was uncontested and Messrs. Throop and Danna were elected at the Annual Meeting to serve as the Class I Directors of the Company for a term of three years. The table below sets forth the respective numbers of votes cast for, and the respective numbers of votes withheld from, their election.

	Shares Voted:
Nominees	For	Percent(1)	Withheld	Percent(1)
Robert S. Throop	3,290,869	98.7%	43,466	1.3%
Leonard P. Danna	2,900,962	87.0%	433,373	13.0%

(1)	As a percentage of the total number of shares voted in the election of directors.

There were 1,249,575 broker “non-votes” with respect to the election of directors. Broker non-votes are shares for which beneficial owners did not provide voting instructions to their brokers with respect to the election of directors and which, therefore, were not counted as shares voted in the election of directors.

Ratification of Appointment of Independent Registered Public Accountants (“Proposal No. 2”). Ratification of the appointment of Burr Pilger Mayer Inc. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013 required the affirmative vote of a majority of the shares voted on this Proposal. The Company’s stockholders ratified that appointment by the following vote:

For	Percent(1)	Against	Percent(1)	Abstain	Percent(1)
4,580,886	99.9%	1,986	0.5%	1,038	0.03%

(1)	As a percentage of the total number of shares voted on Proposal No. 2.

Brokers had discretionary authority to vote shares on this Proposal without having obtained voting instructions from the beneficial owners of the shares. Consequently, there were no broker non-votes with respect to this proposal.

Advisory Vote on Executive Compensation (“Proposal No. 3”). At the Annual Meeting, our stockholders approved, on a non-binding advisory basis, the compensation of our Named Executive Officers for the year ended December 31, 2012, by the following vote:

Shares Voted For Approval	Percent of Shares Voted	Shares Voted Against Approval	Percent of Shares Voted	Abstentions	Percent of Shares Voted
2,789,243	83.7%	16,914	0.5%	528,178	15.8%

There were a total of 1,249,575 broker non-votes with respect to Proposal No. 3.

Frequency of Future Advisory Votes on Executive Compensation (“Proposal No. 4”). At the Annual Meeting, our stockholders were asked to cast a non-binding advisory vote as to whether future advisory votes on the compensation of our named executive officers should be held annually, once every two years or once every three years. In accordance with the recommendation of the Board of Directors, the Company’s stockholders voted at the Annual Meeting for such future advisory votes to be held annually.

	For Every Year	For Every Two Years	For Every Three Years	Abstentions
Shares Voted:
Number of Shares	2,465,134	3,430	794,156	71,615
Percent of Shares Voted	74.0%	0.1%	23.8%	2.1%

There were a total of 1,249,575 broker non-votes with respect to Proposal No. 4.

Board Action with respect to the Frequency of Future Advisory Votes on Executive Compensation. Based on the recommendation of the Company’s stockholders, the Board of Directors, at a meeting held on August 27, 2013, decided that future advisory votes on the compensation of our named executive officers will be held annually until such time as the Board of Directors may decide to hold another stockholder vote on the frequency of advisory votes on the executive compensation of the named executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE COAST DISTRIBUTION SYSTEM, INC.

Date: August 29, 2013	By:	/s/ SANDRA A. KNELL
Sandra A. Knell, Executive Vice President & Chief Financial Officer

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